Exhibit (a)(1)(o)

Certificate of Establishment and

Designation of Additional Series and Share Classes

The undersigned, Vice President of abrdn Funds (the “Trust”), a multi-series Delaware statutory trust registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) does hereby certify that the following preambles and resolutions changing the names of the Trust and its Series as set forth below were duly adopted by the Board of Trustees of the Trust on December 15, 2021, all in accordance with the laws of the State of Delaware and pursuant to Article III, Sections 1 and 6 of the Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”), and that such resolutions are incorporated by reference into the Declaration of Trust in accordance with Article III thereof:

Consideration of Trust and Fund Name Changes

RESOLVED that, effective February 28, 2022, the name changes from the Current Name to the Proposed Name as set forth below for both the registrant (the “Trust”) and series be and they hereby are approved;

Current Name	Proposed Name
Registrant: Aberdeen Funds	Registrant: abrdn Funds
Series:	Series:
Aberdeen U.S. Sustainable Leaders Smaller Companies Fund	abrdn U.S. Sustainable Leaders Smaller Companies Fund
Aberdeen U.S. Small Cap Equity Fund	abrdn U.S. Small Cap Equity Fund
Aberdeen China A Share Equity Fund	abrdn China A Share Equity Fund
Aberdeen Emerging Markets Sustainable Leaders Fund	abrdn Emerging Markets Sustainable Leaders Fund
Aberdeen Global Equity Fund	abrdn Global Equity Fund
Aberdeen Emerging Markets Fund	abrdn Emerging Markets Fund
Aberdeen Emerging Markets Debt Fund	abrdn Emerging Markets Debt Fund
Aberdeen Global Absolute Return Strategies Fund	abrdn Global Absolute Return Strategies Fund
Aberdeen International Small Cap Fund	abrdn International Small Cap Fund
Aberdeen Intermediate Municipal Income Fund	abrdn Intermediate Municipal Income Fund
Aberdeen U.S. Sustainable Leaders Fund	abrdn U.S. Sustainable Leaders Fund
Aberdeen Dynamic Dividend Fund	abrdn Dynamic Dividend Fund
Aberdeen Global Infrastructure Fund	abrdn Global Infrastructure Fund
Aberdeen Short Duration High Yield Municipal Fund	abrdn Short Duration High Yield Municipal Fund
Aberdeen International Real Estate Equity Fund	abrdn International Real Estate Equity Fund
Aberdeen Realty Income & Growth Fund	abrdn Realty Income & Growth Fund
Aberdeen Ultra Short Municipal Income Fund	abrdn Ultra Short Municipal Income Fund
Aberdeen Global High Income Fund	abrdn Global High Income Fund
Aberdeen International Sustainable Leaders Fund	abrdn International Sustainable Leaders Fund
Aberdeen Global Equity Impact Fund	abrdn Global Equity Impact Fund

and it is further

RESOLVED, that the officers of the Trust and ASII be, and they hereby are, authorized and instructed to take such actions as they, in consultation with counsel, shall deem necessary or appropriate to implement the foregoing resolutions, including, but not limited to, making changes in the disclosure regarding the Funds’ names in the Trust’s registration statement, marketing materials, prospectus, statement of additional information, updating the Trust’s declaration of trust, Fund agreements and or other documents, the filing of such documents as may be necessary with the SEC, state offices or regulators, or self-regulatory organizations or other appropriate authorities.

Dated: February 28, 2022	/s/ Robert Hepp
Robert Hepp
Vice President